UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) April 13, 2005

DEVCON INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-07152	59-0671992
(Commission File Number)	(IRS Employer Identification No.)

1350 East Newport Center Drive, Suite 201

Deerfield Beach, Florida 33442

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code (954) 429-1500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On April 18, 2005, Devcon International Corp., a Florida corporation (the “Company”), issued a press release reporting its financial results for the year ended December 31, 2004. A copy of the press release, dated April 18, 2005, announcing, among other things, these financial results is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Items 5.02 and 8.01 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers and Other Events

In April 2005, the Company reorganized its management structure. In connection with this management reorganization, Donald L. Smith, Jr., the Company’s Chairman and Chief Executive Officer will retire from his Chief Executive Officer position, effective April 18, 2005. Stephen J. Ruzika, the Company’s President will be the Company’s new Chief Executive Officer, effective April 18, 2005. In addition Ron G. Lakey, the Company’s Chief Financial Officer since February 2005, was appointed Vice President – Business Development of the Company, effective April 13, 2005. Robert C. Farenhem will become the Interim Chief Financial Officer, effective April 18, 2005.

Donald L. Smith, Jr., 83, a co-founder of the Company, has served as its Chairman of the Board and Chief Executive Officer since its formation in 1951. Effective April 18, 2005 Mr. Smith will retire from his Chief Executive Officer position. He also served as the Company’s President from 1951 until October 2004.

Stephen J. Ruzika, 49, has been the President of the Company since October 2004 and will be the Chief Executive Officer of the Company effective April 18, 2005. Mr. Ruzika has also been President of Devcon Security Holdings, Inc. since October 2004 and was the Executive Vice President of the Company from July 2004 to October 2004. Prior to that, from August 1998 to July 2004, Mr. Ruzika served as Chairman and Chief Executive Officer of Congress Security Services Inc. Congress, through its subsidiaries, including Security Equipment Company, Inc., which was acquired by the Company on July 30, 2004, provides employment screening and paperless workflow services to major corporate clients in North America. Prior to that, from November 1997 to August 1998, Mr. Ruzika served as Chief Executive Officer of Carlisle Holdings Limited (formerly known as BHI Incorporated), a Nasdaq-listed company. Mr. Ruzika is the former Chief Financial Officer (1989-1997) of ADT Limited and President of ADT Security Services, Inc., and has over 20 years of experience in the security services industry.

Ron G. Lakey, 50, has been Vice President – Business Development of the Company since April 13, 2005. Prior to that from February 2005 to April 2005 he served as Chief Financial Officer of the Company. From February 2004 until January 2005, Mr. Lakey served on the board of directors and as Chief Financial Officer of Alice Ink, Inc., a privately held consumer products company. From July 1987 to August 1997 he served in various financial and operational positions for various ADT Limited subsidiaries, including Chief Operating Officer for its operations in Canada and eleven European countries. Mr. Lakey has over 15 years of experience in the electronic security services industry. Prior to joining Alice Ink, Inc. and following his time at ADT, Mr. Lakey was retired.

Robert C. Farenhem, 34, will become the Interim Chief Financial Officer effective April 18, 2005. Mr. Farenhem is also a Principal and Chief Financial Officer of Royal Palm Capital Partners. He joined Royal Palm Capital Partners in April 2003. Prior to that, he was Executive

Vice President of Strategic Planning and Corporate Development for Bancshares of Florida and Chief Financial Officer for Bank of Florida from February 2002 through April 2003. Previously, Mr. Farenhem was an Investment Banker with Bank of America Securities from October 1988 through February 2002.

A copy of the press release dated April 18, 2005, announcing, among other things, the reorganization in the Company’s management structure is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 7.01 Regulation FD Disclosure

The Company is attaching a copy of a press release, dated April 18, 2005, announcing its financial results for the year ended December 31, 2004 and the reorganization in the Company’s management structure as Exhibit 99.1 and such press release is incorporated herein by this reference.

Item 9.01 Exhibits

99.1	Press Release dated April 18, 2005

Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Items 2.02 and 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVCON INTERNATIONAL CORP.

Dated: April 18, 2005	By:	/s/ Stephen J. Ruzika
	Name:	Stephen J. Ruzika
	Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 18, 2005